-------------------------------------------------------------------------------
                                                                   Exhibit 4.7

                             COLLATERAL PLEDGE AND
                               SECURITY AGREEMENT



                          Dated as of _______ __,_____

                                      from

                              WORLD ACCESS, INC.,

                                    Pledgor

                                       to

                           FIRST UNION NATIONAL BANK,

                                    Trustee

-------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                             Page
                                                                                                                             ----
SECTION 1. Definitions, Appointment; Deposit and Investment.................................................................   2
   1.1     Definitions......................................................................................................   2
   1.2     Appointment of the Trustee.......................................................................................   5
   1.3     Pledge and Grant of Security Interest............................................................................   5
SECTION 2. Delivery of Collateral; Establishment of Collateral Accounts.....................................................   6
SECTION 3. Delivery of the Pledged Securities...............................................................................   7
SECTION 4. Delivery of Collateral Other than U.S. Government Obligations....................................................   8
SECTION 5. Investing of Amounts in the Collateral Accounts..................................................................   9
SECTION 6. Disbursements....................................................................................................   9
SECTION 7. Representations and Warranties...................................................................................  11
SECTION 8. Further Assurances...............................................................................................  13
SECTION 9. Covenants........................................................................................................  13
SECTION 10. Power of Attorney...............................................................................................  14
SECTION 11. No Assumption of Duties; Reasonable Care........................................................................  14
SECTION 12. Indemnity.......................................................................................................  15
SECTION 13. Remedies upon Event of Default..................................................................................  15
SECTION 14. Expenses........................................................................................................  16
SECTION 15. Security Interest Absolute......................................................................................  16
SECTION 16. WAXS Securities Intermediary's Representations, Warranties and Covenants........................................  17
SECTION 17. Miscellaneous Provisions........................................................................................  18
     17.1 Notices...........................................................................................................  18
     17.2 No Adverse Interpretation of Other Agreements.....................................................................  19
     17.3 Severability......................................................................................................  19
     17.4 Headings..........................................................................................................  19
     17.5 Counterpart Originals.............................................................................................  19
     17.6 Benefits of Pledge Agreement......................................................................................  19
     17.7 Amendments, Waivers and Consents..................................................................................  19
     17.8 Interpretation of Agreement.......................................................................................  20
     17.9 Continuing Security Interest; Termination.........................................................................  20
     17.10 Survival Provisions..............................................................................................  20
     17.11 Waivers..........................................................................................................  20
     17.12 Authority of the Trustee.........................................................................................  20
     17.13 Final Expression.................................................................................................  21
     17.14 Rights of Holders of the Notes...................................................................................  21
     17.15 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES...............................  21
     17.16 Effectiveness....................................................................................................  23

SCHEDULE I:       Pledged Securities.......................................................................................   I-1
SCHEDULE II:      Pledged Securities.......................................................................................  II-1
EXHIBIT A:        Officer's Certificate....................................................................................   A-1
EXHIBIT B:        Independent Public Accountant's Report ..................................................................   B-1

                  This Collateral Pledge and Security Agreement (this "Pledge Agreement") is made and entered into as of_______ __, 1999 by World Access, Inc., a Delaware corporation (the "Pledgor"), having its principal offices at 945 East Paces Ferry Road, Suite 220, Atlanta, Georgia 30326, in favor of First Union National Bank, a national banking association having a corporate trust office at 999 Peachtree Street, N.E., Suite 1100, Atlanta, Georgia 30309,
Attention: Corporate Trust Department, as trustee (the "Trustee") for the holders (the "Holders") of the Notes (as defined herein) issued by the Pledgor under the Indenture referred to below.

                              W I T N E S S E T H:

                  WHEREAS, Pledgor and FaciliCom International, Inc., a Delaware Corporation ("FaciliCom") and certain shareholders of FaciliCom have entered into an Agreement and Plan of Merger, dated as of August 17, 1999, with respect to the merger (the "Merger") of FaciliCom with and into the Pledgor and in connection with the Merger the Pledgor has offered to exchange its 13.25% Senior Notes due 2008 (the "Notes") and certain other consideration for FaciliCom's outstanding 10.5% Senior Notes due 2008 (the "FaciliCom Notes").

                  WHEREAS, the Pledgor and the Trustee (as defined herein), have entered into that certain indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor is issuing the Notes on the date hereof;

                  WHEREAS, pursuant to the Indenture, the Pledgor is required to deposit Collateral and pledge to the Trustee for the benefit of the Holders of the Notes, on the Exchange Date (as defined in the Indenture) Pledged Securities (as defined in the Indenture), in an amount that will be sufficient upon receipt of scheduled interest and principal payments of such securities, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor and delivered to the Trustee, to provide for payment of scheduled interest due on the Notes in an amount (the "Pledge Amount") equal to the aggregate amount of scheduled interest payments that would be due on the Notes on or prior to January 15, 2001 assuming an interest rate of 10.5% instead of 13.25%, to secure the Pledgor's obligation to provide for payment of the scheduled interest payments due on the Notes on or prior to January 15, 2001 (such obligation, together with the obligation to repay the principal, premium and interest on the Notes in the event that the Notes become due and payable prior to such time as the scheduled interest payments thereon shall have been paid in full, being collectively referred to herein as the "Obligations");

                  WHEREAS, the Pledgor has opened a securities account (the "Pledge Account") with First Union National Bank, as Securities Intermediary (the "WAXS Securities Intermediary"), at its office at 999 Peachtree Street, N.E., Suite 1100, Atlanta, Georgia 30309, Account No.__ (designated "Pledge Account pledged by World Access, Inc. to First Union

National Bank as Trustee and Sole Entitlement Holder"), in the name of the Pledgor but under the sole dominion and control of the Trustee and subject to the terms of this Pledge Agreement;

                  WHEREAS, the Pledgor has opened a non-interest bearing cash collateral account (the "Cash Collateral Account") with the WAXS Securities Intermediary, at its office at 999 Peachtree Street, N.E., Atlanta, Georgia 30309, Account No. [l] (designated "Cash Collateral Account pledged by World Access, Inc. to First Union National Bank, as Trustee"), in the name of the Pledgor but under the sole dominion and control of the Trustee and subject to the terms of this Pledge Agreement;

                  WHEREAS, to secure the Obligations of the Pledgor, the Pledgor has agreed as part of the exchange of the Notes for the FaciliCom Notes to execute and deliver this Pledge Agreement and pledge to the Trustee, for its benefit and the ratable benefit of the Holders of the Notes, the Pledged Securities and the related Collateral in order to secure the payment by the Pledgor of all the Obligations.

                  NOW, THEREFORE, in consideration of the premises herein contained, and in order to induce the Holders of the Notes to accept the Notes in exchange for the FaciliCom Notes, the Pledgor and the Trustee hereby agree, for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes, as follows:

                  SECTION 1.  Definitions, Appointment; Deposit and Investment.

                  1.1    Definitions.

                  (a) Unless otherwise defined in this Pledge Agreement, terms defined or referenced in the Indenture are used in this Pledge Agreement as such terms are defined or referenced therein.

                  (b) Unless otherwise defined in the Indenture or in this Pledge Agreement, terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York from time to time and/or in Section
357.2 of the Treasury Regulations (as defined in Section 1.1(c)) are used in this Pledge Agreement as such terms are defined in such Article 8 or 9 and/or such Section 357.2. Such terms shall include, but not be limited to, "book-entry security," "certificated security", "entitlement holder", "CUBES", "entitlement order", "financial asset", "instrument", "participant's securities account", "proceeds", "securities account", "securities intermediary", "security", "security entitlement" and "STRIPS".

                  (c) In this Pledge Agreement the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Adverse Claim" has the meaning specified in UCC ss. 8-102(a)
(1).

                  "Cash Collateral Account" has the meaning specified in Preliminary Statements hereof.

                  "Cash Equivalents" means any of the following, to the extent owned by the Pledgor free and clear of all liens other than liens created hereunder: (a) U.S. Government Obligations, (b) insured certificates of deposit of, or time deposits with, any commercial bank that (i) is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c), (iii) is organized under the laws of the United States of America or any State thereof and (iv) has combined capital and surplus of at least $500 million, (c) commercial paper in an aggregate amount of no more than $5 million per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States of America and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-l" (or the then equivalent grade) by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies or (d) overnight repurchase agreements (including overnight repurchase agreements between the Trustee and the WAXS Securities Intermediary) secured by U.S. Government Obligations.

                  "Certificated Security" has the meaning specified in Section 8-103(a)(4) of the UCC.

                  "CFR" means U.S. Code of Federal Regulations.

                  "Collateral" has the meaning specified in Section 1.3.

                  "Collateral Accounts" means the Pledge Account and the Cash Collateral Account.

                  "Deposit Account" has the meaning specified in Section 9-105
(e) of the UCC.

                  "Entitlement Holder" has the meaning specified in UCC ss. 8-102(a)(7).

                  "Entitlement Order" has the meaning specified in UCC ss. 8-102(a)(8).

                  "Financial Asset" has the meaning specified in UCC ss. 8-102(a)(9).

                  "FRBB" means Federal Reserve Bank of Richmond.

                  "FRBB Account" means the participant's securities account maintained in the name of the WAXS Securities Intermediary by the FRBB.

                  "FRBB Member": any Person that is eligible to maintain (and that maintains) with the FRBB one or more FRBB Member Securities Accounts in such Person's name.

                  "FRBB Member Securities Account": in respect of any Person, an account in the name of such Person at the FRBB, to which account U.S. Government Obligations held for such Person are or may be credited.

                  "General Intangibles" has the meaning specified in Section 9-106 of the UCC.

                  "Instruments" has the meaning specified in Section 9-105 of the UCC.

                  "Investment Property" has the meaning specified in UCC ss. 9-115(l)(f).

                  "Lien": any lien, mortgage, security interest, charge, Adverse Claim or encumbrance of any kind, including the rights of a vendor, lessor, or similar party under any conditional sale agreement or other title retention agreement or lease substantially equivalent thereto.

                  "Money" has the meaning specified in Section 1-201(24) of the UCC.

                  "Pledgor" has the meaning specified in the recital of the parties hereto.

                  "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the UCC and, in any event, shall include without limitation, all interest, dividends or other earnings, income or distributions from or in respect of, or from or in respect of investments or reinvestments of, the cash and Cash Equivalents and Investment Property from time to time on deposit in the Collateral Accounts, all collections and distributions with respect to the U.S. Government Obligations and all other proceeds of Collateral.

                  "Securities Account" has the meaning specified in UCC ss. 8-501(a).

                  "Securities Control": shall mean "control" as defined in UCC ss. 9-115(l)(e).

                  "Securities Intermediary": a Person that is a "securities intermediary" (as defined in UCC ss. 8-102(a)(14)) and, in respect of any book-entry security, a "securities intermediary" (as defined in 31 C.F.R. ss.
357.2 or, as applicable to such Book-Entry Security, the corresponding Federal Book-Entry Regulations).

                  "Security" has the meaning specified in Section 8-102(a)(15) of the UCC.

                  "Security Certificate" has the meaning specified in Section 8-102(a)(16) of the UCC.

                  "Security Entitlement": as defined in UCC ss. 8-102(a)(17) or, in respect of any book-entry security, as defined in 31 C.F.R. ss. 357.2 (or, as applicable to such book-entry security, the corresponding Federal Book-Entry Regulations).

                  "Settlement Date" means, as to any U.S. Government Obligations, the date on which the purchase of such U.S. Government Obligations shall have been settled.

                  "Termination Date" means the earlier of (a) January 15, 2001 and (b) the date of the payment in full of all obligations due and owing under this Pledge Agreement, the Indenture and the Notes, in the event such obligations become due and payable prior to January 15, 2001.

                  "Treasury Regulations" means (a) the federal regulations contained in 31 CFR Part 357 (including, without limitation, Section 357.2,
Section 357.10 through Section 357.14 and Section 357.41 through Section 357.44 of 31 CFR) and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time) the federal regulations governing other U.S. Government Obligations.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this Pledge Agreement until a successor Trustee shall have become such, and thereafter "Trustee" shall mean the Person who is then the Trustee hereunder.

                  "UCC" means, unless otherwise specified herein, the Uniform Commercial as in effect in New York State.

                  "Uncertificated Security" has the meaning specified in
Section 8-102(a)(18) of the UCC.

                  "U.S. Government Obligations" means Securities (including, without limitation, United States Treasury Securities, including Treasury bills, Treasury notes, Treasury bonds, STRIPS and CUBES) and the Security Entitlements in, and Financial Assets based on such Securities maintained in the form of entries in the commercial book-entry system of the FRBB and held for the related Entitlement Holder by a FRBB Member pursuant to the Treasury Regulations.

                  "WAXS Securities Intermediary" has the meaning specified in the preliminary statements.

                  1.2 Appointment of the Trustee. The Pledgor hereby appoints the Trustee as Trustee in accordance with the terms and conditions set forth herein and the Trustee hereby accepts such appointment.

                  1.3 Pledge and Grant of Security Interest. As security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Pledgor hereby grants to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, a lien on and security interest in all of the Pledgor's right, title and interest in, to and under the following property, (whether characterized as Certificated Securities or Uncertificated Securities, Financial Assets, Security Entitlements, Deposit Accounts, bank accounts, Securities Accounts, Money, Proceeds, Investment Property, General Intangibles or otherwise): (a) the U.S. Government Obligations identified by CUSIP No. in
Schedule I [and Schedule II] to this Pledge Agreement (the "Pledged Securities"), the scheduled payments of principal and interest of which will be sufficient to provide for payment of scheduled interest due on the Notes in an amount equal to the Pledge Amount, (b) any and all applicable Security Entitlements to the Pledged Securities, (c) the Pledge Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Pledge Account, (d) all Collateral Investments (as hereinafter defined) and all certificates and instruments, if any, representing or evidencing the Collateral Investments, and any and all Security Entitlements to the Collateral Investments, and any and all related Securities Accounts in which any Security Entitlements to the Collateral Investments is carried, (e) the Cash Collateral Account, (f) all notes, certificates of deposit, Deposit Accounts, checks and other instruments, if any, from time to time hereafter delivered to or otherwise possessed by the Trustee for or on behalf of the Pledgor in substitution for or in addition to any or all of the then existing Collateral, (g) all interest, dividends, cash, instruments and other property, if any, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral and (h) except as otherwise provided herein, all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) - (g) of this Section 1.3) (such property being collectively referred to herein as the "Collateral").

                  SECTION 2. Delivery of Collateral; Establishment of Collateral Accounts.

                  (a) The Trustee has established with the WAXS Securities Intermediary, and at all times until the Termination Date, the Pledgor shall maintain with the WAXS Securities Intermediary, each of the Cash Collateral Account and the Pledge Account. The following provisions shall apply to the establishment and maintenance of each such Collateral Account:

                  (i) The Trustee shall cause each Collateral Account to be, and each Collateral Account shall be, separate from all other accounts maintained by the Trustee.

                  (ii) The Trustee shall, in accordance with all applicable laws, have sole dominion and control (including, without limitation, Securities Control) over each Collateral Account, and it shall be a term and condition of each Collateral Account and the Pledgor irrevocably instructs the Trustee, notwithstanding any other term or condition to the contrary in any other agreement, that no Collateral shall be released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person except as expressly provided in this Pledge Agreement.

                  (iii) The Trustee shall, in accordance with and subject to all applicable laws, be the sole Entitlement Holder of, and have the power to originate Entitlement Orders with respect to, the Pledge Account and all U.S. Government Obligations, Securities, Security Entitlements and other Financial Assets held therein, and it shall be a term and condition of the Pledge Account that the Trustee shall have the right to issue such Entitlement Orders with respect to the Pledge Account and such Securities, Security Entitlements and other Financial Assets without further consent of the Pledgor, and that no Collateral shall be released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person except as expressly provided in this Pledge Agreement.

                  (b) On the Exchange Date, the Pledgor shall [(i) transfer, or cause to be transferred, to the Trustee an amount equal to $[__] by depositing all such proceeds into the Cash Collateral Account and (ii)] transfer, or cause to be transferred, to the Trustee the U.S. Government Obligation (in the name of the Trustee) listed on Schedule I hereto.

                  (c) [As soon as possible after receipt of the amount referred to in Section 2(b)(i), (i) the Trustee shall apply such amount to purchase the U.S. Government Obligations (in the name of the Trustee) listed on
Schedule II hereto,] and cause the WAXS Securities Intermediary to credit such U.S. Government Obligations, together with the U.S. Government Obligations listed on Schedule I hereto, to the Pledge Account as Collateral hereunder; and
(ii) the Trustee shall ensure that, on the Settlement Date, the FRBB credits in the FRBB Account those U.S. Government Obligations being settled on such date.

                  (d) The Trustee will, from time to time, reinvest the proceeds of Collateral that may mature or be sold in such Collateral Investments (in the name of the Trustee) as it may be directed in writing by the Pledgor, and cause such Collateral Investments to be credited to the Pledge Account as Collateral hereunder. Such proceeds that are not so reinvested in Collateral Investments shall be deposited and held in the Cash Collateral Account.

                  SECTION 3. Delivery of the Pledged Securities.

                  (a) The Pledged Securities shall be pledged and delivered to the Pledge Account and the Trustee shall become the Entitlement Holder of a Security Entitlement to the Pledged Securities through action by the WAXS Securities Intermediary, as confirmed (in writing or electronically or otherwise in accordance with standard industry practice) to the Trustee by the WAXS Securities Intermediary (i) indicating by book-entry that the Pledged Securities and all Security Entitlements thereto have been credited to the Pledge Account, or (ii) acquiring the Pledged Securities and all Security Entitlements thereto for the Trustee and accepting the same for credit to the Pledge Account.

                  (b) Prior to or concurrently with the execution and delivery hereof and prior to the transfer to the Trustee of the Pledged Securities (or acquisition by the Trustee of any Security Entitlement thereto), as provided in subsection (a) of this Section 3, the Trustee and the WAXS Securities Intermediary shall establish the Pledge Account on the books of the WAXS Securities Intermediary as Securities Account segregated from all other custodial or collateral accounts such account to be maintained either (i) directly at its offices located at 999 Peachtree Street, N.E., Suite 1100, Atlanta, Georgia 30309 or (ii) through a "Securities Account" maintained by the WAXS Securities Intermediary at the FRBB, as Securities Intermediary. Upon transfer of the Pledged Securities to the Trustee (or the Trustee's acquisition of a Security Entitlement thereto), as confirmed to the WAXS Securities Intermediary by FRBB or another securities intermediary, the WAXS Securities Intermediary shall make appropriate book entries indicating that the Pledged Securities and/or such Security Entitlement have been credited to and are held in the Pledge Account. Subject to the other terms and conditions of this Pledge Agreement, all funds or other property held by the Trustee pursuant to this Pledge Agreement shall be held in the Pledge Account or the Cash Collateral Account subject (except as expressly provided in Section 6 hereof) to the exclusive dominion and control (including, without limitation, Securities Control) of the Trustee and exclusively for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes and segregated from all other funds or other property otherwise held by the Trustee.

                  (c) All Collateral shall be retained in the Pledge Account or the Cash Collateral Account pending disbursement pursuant to the terms hereof.

                  (d) Concurrently with the execution and delivery of this Pledge Agreement, the Trustee is delivering to the Pledgor and the Initial Purchasers a duly executed certificate, in the form of Exhibit A hereto, of an officer of the Trustee, confirming the Trustee's establishment and maintenance of the Pledge Account with the WAXS Securities Intermediary and its receipt and holding of the Pledge Securities or a Security Entitlement thereto and the crediting of the Pledged Securities or such Security Entitlement to the Pledge Account, all in accordance with this Pledge Agreement.

                  (e) Concurrently with the execution and delivery of this Pledge Agreement, the Pledgor is delivering to the Trustee an opinion of a nationally recognized firm of independent public accountants, selected by the Pledgor, substantially in the form of Exhibit B hereto.

                  (f) Concurrently with the execution and delivery of this Pledge Agreement, the Pledgor is delivering to the Trustee financing statements in form acceptable for filing under the UCC of the State of New York, [__] and the State of Georgia, covering the Collateral described in this Pledge Agreement.

                  SECTION 4. Delivery of Collateral Other than U.S. Government Obligations.

                  (a) Collateral consisting of cash will be deemed to be delivered to the Trustee (such that the Trustee will have an enforceable lien and security interest thereon and therein), when it has been (and for so long as it shall remain) deposited in or credited to the Cash Collateral Account.

                  (b) Collateral consisting of Cash Equivalents (other than U.S. Government Obligations) will be deemed to be delivered to the Trustee (such that the Trustee will have an enforceable lien and security interest thereon and therein), when they have been (and for so long as they shall remain) deposited in or credited to either Collateral Account.

                  (c) Collateral consisting of Securities (other than U.S. Government Obligations) will be deemed delivered to the Trustee when the WAXS Securities Intermediary (A) shall indicate by book entry that such Securities have been credited to the Pledge Account or (B) shall receive such Security (or a Financial Asset based on such Security) for the Trustee from or at the direction of the Pledgor, and shall accept such Security (or such Financial Asset) for credit to such Collateral Account;

                  (d) Collateral consisting of Securities and represented or evidenced by certificates or instruments, will be deemed delivered to the Trustee when all such certificates or instruments representing or evidencing the Collateral, including, without limitation, amounts invested as provided in
Section 5, shall be delivered to the WAXS Securities Intermediary and held by or on behalf of the Trustee pursuant hereto and shall be in registered form and specially indorsed to the Trustee by an effective indorsement, all in form and substance sufficient to convey a valid security interest in such Collateral to the Trustee or shall be credited to the Pledge Account.

                  SECTION 5. Investing of Amounts in the Collateral Accounts. If at any time, any amounts shall exist in the Collateral Accounts uninvested, and if directed in writing by the Pledgor, the Trustee will, subject to the provisions of Section 6 and Section 13, (a) invest such amounts on deposit in the Collateral Accounts in such Cash Equivalents in the name of the Trustee as the Pledgor may select and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents in the name of the Trustee, as the Pledgor may select and the Trustee may approve (the Cash Equivalents referred to in clauses (a) and (b) above, together with the Pledged Securities, being collectively referred to herein as "Collateral

Investments"). Except as otherwise provided in Sections 11 and 12, the Trustee shall not be liable for any loss in the investment or reinvestment of amounts held in the Collateral Accounts.

                  SECTION 6. Disbursements. The Trustee shall hold the Collateral in the Collateral Accounts and release the same, or a portion thereof, only as follows:

                  (a) At least one Business Day prior to the due date of any of the scheduled interest payments on the Notes on or prior to January 15, 2001, the Pledgor may, pursuant to written instructions executed by the Pledgor (an "Issuer Order"), direct the Trustee to release from the Collateral Accounts and pay to the Holders of the Notes proceeds sufficient to provide for payment in full (or, with respect to the interest payment date on January 15, 2001, in part) of such interest then due on the Notes; provided, however, that in the event Collateral is required to be liquidated, the Pledgor will give the Trustee at least three Business Days' notice. Upon receipt of an Issuer Order, the Trustee will take any action necessary to provide for the payment of the interest on the Notes to the Holders of the Notes in accordance with the payment provisions of the Indenture from (and to the extent of) proceeds of the Collateral in the Collateral Accounts. Nothing in this Section 6 shall affect the Trustee's rights to apply the Collateral to the payments of amounts due on the Notes upon acceleration thereof.

                  (b) If the Pledgor makes any interest payment or portion of an interest payment for which the Collateral is security from a source of funds other than the Collateral Accounts ("Pledgor Funds"), the Pledgor may, after payment in full of such interest payment or portion thereof from proceeds of the Collateral or such Pledgor Funds or both, direct the Trustee by Issuer Order to release to the Pledgor or to another party at the direction of the Pledgor (the "Pledgor's Designee") proceeds from the Collateral Accounts in an amount less than or equal to the amount of Pledgor Funds applied to such interest payment. Upon receipt of such Issuer Order by the Trustee, the Trustee shall pay over to the Pledgor or the Pledgor's Designee, as the case may be, the requested amount from proceeds in the Collateral Accounts. Concurrently with any release of funds to the Pledgor pursuant to this Section 6(b), the Pledgor shall deliver to the Trustee a certificate signed by an officer of the Pledgor stating that the Pledgor has made the interest payment from a source of funds other than the Pledge Account, and that such release has been duly authorized by the Pledgor and will not contravene any provision of applicable law or Certificate of Incorporation or the By-laws of the Pledgor or any material agreement or other material instrument binding upon the pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interest granted under the Pledge Agreement.

                  (c) At least one Business Day prior to the due date of any of the scheduled interest payments on the Notes on or prior to January 15, 2001, the Pledgor covenants to give the Trustee (by Issuer Order) notice as to whether payment of interest will be made pursuant to Section 6(a) or 6(b) and as to the respective amounts of interest that will be paid pursuant to

Section 6(a) or 6(b); provided, however, that, in the event Collateral is required to be liquidated, the Pledgor will give the Trustee at least three Business Days' notice. If no such notice is given, the Trustee will, subject to
Section 6(d), act pursuant to Section 6(a) as if it had received an Issuer Order pursuant thereto for the payment in full of the interest then due.

                  (d) The Trustee shall not be required to liquidate any Collateral Investments in order to make any scheduled payment of interest or any release hereunder unless instructed to do so by Issuer Order or pursuant to
Section 13 hereof.

                  (e) Upon the Termination Date, the security interest in the Collateral evidenced by this Pledge Agreement will automatically terminate and be of no further force and effect and the Collateral, upon receipt by the Trustee of an Issuer Order, shall promptly be paid over and transferred to the Pledgor.

                  (f) In the event that the Collateral held in the Pledge Account exceeds 100% of the amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor, to provide for payment of the scheduled interest due on the Notes in an amount equal to the Pledge Amount (or, in the event an interest payment or payments have been made, the Pledge Amount less an amount equal to any interest previously paid) the Trustee shall release to the Pledgor, at the Pledgor's written request, accompanied by an opinion prepared by a nationally recognized firm of independent public accountants, any such excess Collateral.

                  (g) Upon the release of any Collateral from the Pledge Account, in accordance with the terms of this Pledge Agreement, the security interest evidenced by this Pledge Agreement in such released Collateral will automatically terminate and be of no further force and effect.

                  (h)    Nothing contained in Section 1, Section 13, this
Section 6 or any other Provision of this Pledge Agreement shall (i) afford the Pledgor any right to issue Entitlement Orders with respect to any Security Entitlement to the Pledge Securities or Collateral Investments or any Securities Account in which any such Security Entitlement may be carried, or otherwise afford the Pledgor control of any such Security Entitlement or (ii) otherwise give rise to any rights of the Pledgor with respect to the Collateral Investments, any Security Entitlement thereto or any Securities Account in which any such Security Entitlement may be carried, other than the Pledgor's rights under this Pledge Agreement as the beneficial owner of Collateral pledged to and subject to the exclusive dominion and control (including, without limitation, Securities Control) (except as expressly provided in this
Section 6) of the Trustee in its capacity as such (and not as a Securities Intermediary). The Pledgor acknowledges, confirms and agrees that the Trustee holds a Security Entitlement to the Collateral Investments solely as trustee for the Holders of the Notes and not as a Securities Intermediary for the Pledgor.

                  SECTION 7. Representations and Warranties. The Pledgor hereby represents and warrants, as of the date hereof, that:

                  (a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Pledge Agreement will not contravene any provision of applicable law or the Certificate of Incorporation or By-laws of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Pledge Agreement; no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required (i) for the performance by the Pledgor of its obligations under this Pledge Agreement, (ii) for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or (iii) except for any such consents, approvals, authorizations or orders required to be obtained by the Trustee (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Trustee of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement.

                  (b) The Pledgor is the beneficial owner of the Collateral, free and clear of any Lien or claims of any person or entity (except for the security interests granted under this Pledge Agreement). No financing statement covering the Pledgor's interest in the Collateral is on file in any public office other than the financing statements, if any, filed pursuant to this Pledge Agreement.

                  (c) This Pledge Agreement has been duly authorized, validly executed and delivered by the Pledgor and (assuming the due authorization and valid execution and delivery of this Pledge Agreement by the Trustee and enforceability of the Pledge Agreement against the Trustee in accordance with its terms) constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and the discretion of the court before which any proceeding therefor may be brought, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and
(iv) the waiver of rights and defenses contained in Section 13(b), Section
17.11 and Section 17.15 hereof may be limited by applicable law.

                  (d) Upon the delivery to the Trustee of the Collateral in accordance with the procedures described in Section 3 and Section 4 hereof, the pledge of and grant of a security interest in the Collateral securing the payment of the Obligations for the benefit of the Trustee and the Holders of the Notes will constitute a valid, first priority, perfected security interest in such Collateral (except, with respect to Proceeds, only to the extent permitted by Section 9-306 of the UCC), enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of the Collateral from the Pledgor, except in each case as enforcement may be affected by general equitable principles (whether considered in a proceeding in equity or at law) and other than as permitted by the Indenture.

                  (e) There are no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any of its subsidiaries is subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

                  (f) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

                  (g)    No Event of Default (as defined herein) exists.

                  SECTION 8. Further Assurances. The Pledgor will, promptly upon the request by the Trustee (which request the Trustee may submit at the direction of the Holders of a majority in aggregate principal amount of the Notes then outstanding), execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, all in form and substance reasonably satisfactory to the Trustee, deliver any instruments to the Trustee and take any other actions that are necessary or desirable to perfect, continue the perfection of, or protect the first priority of the Trustee's security interest in and to the Collateral, to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee) or to effect the purposes of this Pledge Agreement. The Pledgor also hereby authorizes the Trustee to file any financing or continuation statements in the United States with respect to the Collateral without the signature of the Pledgor (to the extent permitted by applicable law). The Pledgor will promptly pay all reasonable costs incurred in connection with any of the foregoing within 45 days of receipt of an invoice therefor. The Pledgor also agrees, whether or not requested by the Trustee, to use its reasonable best efforts to perfect or continue the perfection of, or to protect the first priority of, the Trustee's security interest in and to the Collateral, and to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee).

                  SECTION 9. Covenants. The Pledgor covenants and agrees with the Trustee and the Holders of the Notes that from and after the date of this Pledge Agreement until the Termination Date:

                  (a) that it will not (i) (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral nor (ii) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the security interests granted under this Pledge Agreement and any Lien created by or arising through the Trustee) and at all times will be the sole beneficial owner of the Collateral; and

                  (b) that it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to the Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to the Collateral.

                  SECTION 10. Power of Attorney. In addition to all of the powers granted to the Trustee pursuant to the Indenture, subject to the terms of this Pledge Agreement, the Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact (with full power of substitution) to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default: (a) collection of proceeds of any Collateral; (b) conveyance of any item of Collateral to any purchaser thereof; (c) giving of any notices or recording of any Liens under Section 3 hereof; and (d) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole reasonable discretion, and such payments made by the Trustee to become part of the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand. The Trustee's authority under this Section 10 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee in its reasonable discretion to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

                  SECTION 11. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Trustee hereunder are being granted in order to preserve and protect the security interest of the Trustee and the Holders of the Notes in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on, the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords similar property held by the Trustee for similar accounts, it being understood that the Trustee in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral; provided, however, that nothing contained in this Pledge Agreement shall relieve the Trustee of any responsibilities as a securities intermediary under applicable law.

                  SECTION 12.  Indemnity.

                  (a) The Pledgor shall indemnify, hold harmless and defend the Trustee and its directors, officers, agents, employees and attorneys from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees and damages arising from the Trustee's performance as Trustee under this Pledge Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the bad faith, gross negligence or wilful misconduct of such indemnified person. The provisions of this Section 12 shall survive termination of this Pledge Agreement and the resignation and removal of the Trustee.

                  (b) The Pledgor shall indemnify, hold harmless and defend the WAXS Securities Intermediary and its directors, officers, agents, employees and attorneys from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees and damages arising from the WAXS Securities Intermediary's performance as WAXS Securities Intermediary under this Pledge Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the bad faith, gross negligence or wilful misconduct of such indemnified person. The provisions of this Section 12 shall survive termination of this Pledge Agreement and the resignation and removal of the WAXS Securities Intermediary.

                  SECTION 13. Remedies upon Event of Default. If any Event of Default under the Indenture or default hereunder (any such Event of Default or default being referred to in this Pledge Agreement as an "Event of Default") shall have occurred and be continuing:

                  (a) The Trustee and the Holders of the Notes shall have, in addition to all other rights given by law or by this Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the UCC in effect in the States of New York and Georgia at that time. In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Trustee, the Trustee may and, at the direction of the Holders of a majority in aggregate principal amount of the Notes then outstanding, shall appoint a broker or other expert to sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices such broker or other expert may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Unless any of the Collateral threatens, in the reasonable judgment of the Trustee, to decline speedily in value, the Trustee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in Section
17.1 hereof at least ten (10) days before the time of the sale or disposition. The Trustee or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

                  (b) The Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 13 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 13 will cause irreparable injury to the Trustee and the Holders of the Notes, that the Trustee and the Holders of the Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 13 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

                  SECTION 14. Expenses. The Pledgor will upon demand pay to the Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee, that the Trustee may incur in connection with (a) the review, negotiation and administration of this Pledge Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders of the Notes hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

                  SECTION 15. Security Interest Absolute. All rights of the Trustee and the Holders of the Notes and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

                  (c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Obligations; or

                  (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Pledge Agreement.

                  SECTION 16. WAXS Securities Intermediary's Representations, Warranties and Covenants. The WAXS Securities Intermediary represents and warrants that it is as of the date hereof, and it agrees that for so long as it maintains the Collateral Accounts and acts as the Securities Intermediary pursuant to this Pledge Agreement it shall be a Securities Intermediary and a FRBB Member. In furtherance of the foregoing the WAXS Securities Intermediary hereby:

                  (a) represents and warrants that it is a national banking association that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder and with respect to the Pledge Account;

                  (b) represents and warrants that it maintains a FRBB Member Securities Account with the FRBB;

                  (c) agrees that the Pledge Account shall be an account to which Financial Assets may be credited, and the WAXS Securities Intermediary undertakes to treat the Trustee as entitled to exercise rights that comprise (and entitled to the benefits of) such Financial Assets, and entitled to exercise the rights of an Entitlement Holder in the manner contemplated by the UCC;

                  (d) hereby represents that it has not granted, and covenants that so long as it acts as a Securities Intermediary hereunder it shall not grant, control (including without limitation, Securities Control) over or with respect to any Collateral credited to any Collateral Account from time to time to any other Person other than the Trustee.

                  (e) covenants that in its capacity as WAXS Securities Intermediary hereunder and with respect to the Collateral Accounts, it shall not take any action inconsistent with, and represents and covenants that it is not and so long as this Pledge Agreement remains in effect will not become party to any agreement the terms of which are inconsistent with the provisions of this Pledge Agreement;

                  (f) agrees that any item of property credited to the Pledge Account shall be treated as a Financial Asset;

                  (g) agrees that any item of Collateral credited to any Collateral Account shall not be subject to any security interest, Lien or right of set-off in favor of the WAXS Securities Intermediary, except as may be expressly permitted under the Indenture (and the WAXS Securities Intermediary shall take such actions as shall be necessary and appropriate to cause such Collateral to remain free of any Lien or security interest of any underlying Securities Intermediary through which the WAXS Securities Intermediary holds such Collateral or any Security Entitlement thereto);

                  (h) agrees, so long as it serves as WAXS Securities Intermediary pursuant to this Pledge Agreement, to maintain the Collateral Accounts and maintain appropriate books and records in respect thereof in accordance with its usual procedures and subject to the terms of this Pledge Agreement; and

                  (i) agrees, with the other parties to this Pledge Agreement, that the WAXS Security Intermediary's jurisdiction, for purposes of Section 8-110(e) of the UCC as it pertains to this Pledge Agreement, the Collateral Accounts and the Security Entitlements relating thereto, shall be the State of New York.

                  SECTION 17. Miscellaneous Provisions.

                  17.1 Notices. Any notice, approval, consent or other communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

                  if to the Pledgor:

                           World Access, Inc.
                           945 East Paces Ferry Road
                           Suite 2200
                           Atlanta, Georgia  30326
                           Attention: Mark A. Gergel
                           Telecopier No.: (404) 231-2025

                  with a copy to:

                           Long Aldridge & Norman LLP
                           5300 One Peachtree Center
                           303 Peachtree Street
                           Atlanta, Georgia 30308-3201
                           Attention:  Leonard A. Silverstein, Esq.
                           Telecopier No.: (404) 527-4000

                  if to the Trustee:

                           First Union National Bank
                           999 Peachtree Street, N.E., Suite 1100
                           Atlanta, Georgia 30309
                           Attention: Corporate Trust Department
                           Telecopier No.:  (404) 827-7305

                  17.2 No Adverse Interpretation of Other Agreements. This Pledge Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Pledge Agreement.

                  17.3 Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

                  17.4 Headings. The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  17.5 Counterpart Originals. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

                  17.6 Benefits of Pledge Agreement. Nothing in this Pledge Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

                  17.7 Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Pledge Agreement and any consent to any departure by the Pledgor from any provision of this Pledge Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and neither the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  17.8 Interpretation of Agreement. All terms not defined herein or in the Indenture shall have the meaning set forth in the UCC, except where the context otherwise requires. To the extent a term or provision of this Pledge Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                  17.9 Continuing Security Interest; Termination.

                  (a) This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in the Indenture or in this Pledge Agreement, remain in full force and effect until the payment in full in cash of the Obligations. This Pledge Agreement shall be binding upon the Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of the Notes and their respective successors, transferees and assigns.

                  (b) In addition to the provisions of Section 6(e) hereof and subject to the provisions of Section 17.10 hereof, this Pledge Agreement shall terminate upon the payment in full in cash of the Obligations. At such time, and subject to Section 12, the Trustee shall, pursuant to an Issuer Order, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Pledge Agreement and the Indenture. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee in its capacity as such, except as to the absence of any Liens on the Collateral created by or arising through the Trustee, and shall be at the reasonable expense of the Pledgor.

                  17.10 Survival Provisions. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement. The obligations of the Pledgor under Sections 12 and 14 hereof shall survive the termination of this Pledge Agreement.

                  17.11 Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

                  17.12  Authority of the Trustee.

                  (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the term hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Pledge Agreement or the Indenture, neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by the Trustee, in its capacity as Trustee, hereunder, except for its own bad faith, gross negligence or willful misconduct, and the Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Trustee shall have no duty to cause any financing statement or continuation statement to be filed in respect of the Collateral.

                  (b) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

                  17.13 Final Expression. This Pledge Agreement, together with the Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

                  17.14 Rights of Holders of the Notes. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of the Notes pursuant to Section 607 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

                  17.15 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

                  (a) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE TRUSTEE AND THE HOLDERS OF THE NOTES IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. NOTWITHSTANDING THE FOREGOING, THE MATTERS IDENTIFIED IN 31 C.F.R. ss.ss. 357.0 AND 357.11 (AS IN EFFECT ON THE DATE OF THIS PLEDGE AGREEMENT) SHALL BE GOVERNED SOLELY BY THE LAWS SPECIFIED THEREIN.

                  (b) THE PLEDGOR HEREBY APPOINTS CORPORATION SERVICE COMPANY AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AGREEMENT AND FOR ACTIONS BROUGHT UNDER THE U.S. FEDERAL OR STATE SECURITIES LAWS BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK (EACH A "NEW YORK COURT"). EACH OF THE PARTIES HERETO SUBMITS TO THE JURISDICTION OF ANY NEW YORK COURT AND TO THE COURTS OF ITS CORPORATE DOMICILE WITH RESPECT TO ANY ACTIONS BROUGHT AGAINST IT

AS DEFENDANT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE TRUSTEE AND THE HOLDERS OF THE NOTES IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LAYING OF VENUE, INCLUDING ANY PLEADING OF FORUM NON CONVENIENS, WITH RESPECT TO ANY SUCH ACTION AND WAIVES ANY RIGHT TO WHICH IT MAY BE ENTITLED ON ACCOUNT OF PLACE OF RESIDENCE OR DOMICILE.

                  (c) THE PLEDGOR AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR THE COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR THE COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED.

                  (d) THE PLEDGOR AGREES THAT NEITHER ANY HOLDER OF NOTES NOR (EXCEPT AS OTHERWISE PROVIDED IN THIS PLEDGE AGREEMENT OR THE INDENTURE) THE TRUSTEE IN ITS CAPACITY AS TRUSTEE SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE, JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDERS OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  (e) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE

TRUSTEE OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER PERTAINING TO THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT ENTERED IN FAVOR OF THE TRUSTEE OR ANY HOLDER OF NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR, ON THE ONE HAND, AND THE TRUSTEE AND/OR THE HOLDERS OF THE NOTES, ON THE OTHER HAND.

                  17.16 Effectiveness. This Pledge Agreement shall become effective upon the effectiveness of the Indenture.

                  IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                       Pledgor:

                                       WORLD ACCESS, INC.

                                       By:
                                          ------------------------------------
                                          Name:    Mark A. Gergel
                                          Title:   Chief Financial Officer

                                       Trustee:



                                       FIRST UNION NATIONAL BANK,
                                            as Trustee

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       FIRST UNION NATIONAL BANK,
                                         as Securities Intermediary, for
                                         purposes of Section 16 only

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                   SCHEDULE I

                               PLEDGED SECURITIES


Description                                                   Original
  of Debt         CUSIP No(s).          Final Maturity    Principal Amount
  -------         ------------          --------------    ----------------

                                  SCHEDULE II

                               PLEDGED SECURITIES


Description                                                     Original         Cost at
  of Debt         CUSIP No(s).          Final Maturity      Principal Amount  Exchange Date
  -------         ------------          --------------      ----------------  -------------

                                                                      EXHIBIT A



                           FIRST UNION NATIONAL BANK

                             OFFICER'S CERTIFICATE



         Pursuant to Section 3 of the Collateral Pledge and Security Agreement (the "Pledge Agreement") dated as of _______ __, ____ between World Access, Inc. a Delaware corporation (the "Pledgor") and First Union National Bank, trustee (the "Trustee") for the holder's of the Pledgor's 13 1/4% Senior Notes Due 2009, the undersigned officer of the Trustee, on behalf of the Trustee, makes the following certifications to the Pledgor and the initial holders of the Notes. Capitalized terms used and not defined in this Officer's Certificate have the meanings set forth or referred to in the Pledge Agreement.

         1. Substantially contemporaneously with the execution and delivery of this Officer's Certificate, the Trustee has acquired its security entitlement to the Pledged Securities or through a "securities account" (as defined in Section 8-501(a) of the UCC) maintained by the Trustee at the WAXS Securities Intermediary, for value and without notice of any Adverse Claim thereto. Without limiting the generality of the foregoing, the Pledge Account, the Cash Collateral Account, the Pledged Securities and the other Collateral are not, and the Trustee's security entitlement to the Collateral is not, to the actual knowledge of the corporate trust officer having responsibility for the administration of this Indenture on behalf of the Trustee, subject to any Lien granted by or to or arising through or in favor of any Securities Intermediary (including, without limitation, the Trustee at the WAXS Securities Intermediary, or the Federal Reserve Bank of Richmond) through which the Trustee derives its security entitlement to the Collateral.

         2. The Trustee has not caused or permitted the Collateral Account or its Security Entitlement thereto to become subject to any Lien created by or arising through the Trustee.

         IN WITNESS WHEREOF, the undersigned officer has executed this Officer's Certificate on behalf of First Union National Bank, Trustee this ___ day of _______, ____.

                                             FIRST UNION NATIONAL BANK,
                                                      Trustee




                                             By:
                                                ------------------------------
                                             ----------------------------
                                                Name:
                                                Title:

                                                                      EXHIBIT B


INDEPENDENT ACCOUNTANTS' REPORT ON APPLYING AGREED-UPON PROCEDURES

To the Board of Directors
World Access, Inc.

We understand that $________ 13.25% Senior Notes due 2008 ("Notes") of World Access, Inc. (the "Issuer"), are to be issued on __________________. We also understand that First Union National Bank (the "Trustee") will hold the Securities listed on the attached Annex I (the "Securities") pursuant to
Section 6 of the Collateral Pledge and Security Agreement, between the Issuer and the Trustee, dated as of ___________________ (the "Pledge Agreement").

We have been requested by the Issuer and the Trustee (collectively, the "Intended Users") to prove the arithmetic accuracy of the computations shown on the attached schedules, prepared by the Issuer.

We have performed the procedures enumerated below, which were agreed to by the Intended Users, solely to assist you and the Trustee with respect to proving the arithmetic accuracy of the computations shown on the attached schedules. This engagement to apply agreed-upon procedures was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of the procedures is solely the responsibility of the specified users of the report. Consequently, we make no representations regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose. The procedures that we performed and our findings are as follows:

1. We have proved the arithmetic accuracy of the computations of the Pledge Amount (as defined in the Pledge Agreement), as shown on the attached Annex II, which was prepared by the Issuer.

2. We have proved the arithmetic accuracy of the computation of the scheduled receipts of maturing principal and interest to be received from the Securities and cash on deposit as shown on the attached Annex I, which was prepared by the Issuer. Other than proving such arithmetic accuracy, we have not confirmed or otherwise verified the information on that schedule.

3. We recomputed each amount in the net cash flow column by deducting each amount in the interest payment column from each amount in the total available column, individually and in total.

In performing the above calculations, we have relied solely on the data set forth in the attached schedules prepared and provided to us by the Issuer. The scope of our engagement did not include verification of any underlying data, assumptions or definitions necessary to derive the calculations. Such underlying data, assumptions and definitions including, but are not limited to the following:

       1. The principal amounts, coupon rates, and the related maturities for the Securities and Notes; and

       2. Interest start dates, maturity dates, and interest payment dates for the Securities and the Notes.

We were not engaged to, and did not, perform and audit, the objective of which would be the expression of an opinion on the specified elements, accounts, or items included in the attached schedules. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the use of the Intended Users listed above and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes.




Dated:
      -----------

                                    ANNEX I



                Coupon       Maturity     Par         Coupon         Cash       Total             Interest       Net Cash
Security        Rate         Date         Amount      Interest       Flow       Available(2)      Payment(3)     Flow(4)














(1)Coupon interest is calculated assuming a 180-day semi-annual period and a 360 day year.
(2)Total Available for each period is equal to the Cash Flow for the period plus Net Cash Flow from the previous period. (3) See Annex I attached hereto.
(4)Net Cash flow for each period is equal to Total Available for the period less the Interest Payment for each period.

                                    ANNEX II


Interest Payment Date                             Assumed
    on the Notes           Principal           Interest Rate        Interest Payment (1)
---------------------     -----------         ---------------      ----------------------

                                                   10.5%
                                                   10.5%
                                                   10.5%
                                                   10.5%
                                                   10.5%
                                                   10.5%

-------------------------------------------------------------------------------
(1) Interest payments for each period are calculated assuming a 180-day semi-annual period and 360-day year.
-------------------------------------------------------------------------------